UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 5, 2006

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On  September 6, 2006  Magellan Health Services, Inc. (“the Company”) announced that it has been notified by WellPoint, Inc. (“WellPoint”) of its intent to terminate its contract with the Company for the management of behavioral healthcare services for its commercial members in Indiana, Kentucky and Ohio (the “Midwest contract”), effective March 31, 2007.  The Midwest contract had been set to expire on December 31, 2007; however, WellPoint notified the Company of its intent to exercise its right under the Midwest contract to terminate without cause with six months’ notice.

For the six months ended June 30, 2006, the Midwest contract generated revenue of $48.5 million.  In addition to one quarter of revenue under the Midwest contract, in 2007 the Company will be entitled to a termination fee of approximately $0.8 million.  The Company has two other managed behavioral healthcare contracts with WellPoint that generated revenue of $43.4 million for the six months ended June 30, 2006. Each of these contracts has a term through  December 31, 2007 and neither contract has the early termination provisions of the Midwest contract.  The Company has received no notice of a change in the status of either of these contracts.

Magellan also has contracts with WellPoint for the management of radiology benefits through the Company’s National Imaging Associates subsidiary.  These contracts are unrelated to and unaffected by WellPoint’s decision regarding behavioral healthcare management for the Midwest contract.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated September 6, 2006.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)             Financial Statements of business acquired:              Not applicable.

(b)            Pro forma financial information:                  Not applicable.

(d)            Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date:	September 6, 2006	By:	/s/ Mark S. Demilio
			Name:	Mark S. Demilio
			Title:	Executive Vice President and Chief Financial Officer